UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Cogentix Medical, Inc.

(Name of Registrant as Specified in its Charter)

LEWIS C. PELL

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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On May 13, 2016, Lewis C. Pell sent the following letter to stockholders of Cogentix Medical, Inc.:

The full text of the letter is as follows:

May 13, 2016

Dear Stockholders of Cogentix:

As one of the largest stockholders of Cogentix, with over $40 million invested in the company, I am writing again to express my deep concern over the future of our investment.

Let me be clear, the promise of the merger between Vision Sciences and Uroplasty – which created Cogentix – was to create shareholder value through complementary platforms. In the past few weeks, a lot of noise has been made about different ways to analyze where the company stands. I see a few unequivocal facts that should concern shareholders about the future of this company:

•	The share price has fallen 43%.

•	In March 2016, the CEO decided not to provide any revenue guidance for 2016, raising significant uncertainty and doubt about the future of the Company.

¡	The rationale for this change was a competitor entering the market that was known BEFORE the transaction was completed.

•	The total amount of cash (and short term investments) has declined from $9 million at the time of merger to $2.2 as of 31 March 2016.

•	Cogentix reported approx. $1 million in losses in the first quarter 2016.

•	The recent earnings announcement highlights Cogentix’s deteriorating financial position. During the first quarter of 2016, revenue is down 10.5% sequentially and 3.7% year over year.

•	Quarterly revenue run-rate since the merger for Vision Sciences products is down double-digits – Urology (-11.6%) and Airway/Industrial (-13.6%).

Looking ahead, shareholders are now faced with only uncertainty. Despite the fact that the competitive threat to Urgent PC was known even prior to the merger and shareholders approved the merger based on short and long-term guidance provided only recently did Mr. Kill eliminate guidance. The company now hides behind the “advice of investor relations professionals” to justify this action. One independent analyst stated it was “stepping to the sidelines” now because it lacked clarity on the outlook of this key business segment for Cogentix.

Having known about this competition prior to the merger, shareholders should question what has truly changed for the company to now be uncertain about this competition and its outlook. Why has management been unable to craft a competitive strategy to address this competition?

VOTE THE GREEN PROXY CARD TODAY TO PROTECT THE FUTURE OF YOUR INVESTMENT

While shareholders have suffered, former Uroplasty directors who now represent a majority on the Cogentix board have ignored Mr. Kill’s (CEO) poor performance while rewarding him with grossly outsized compensation packages.

•	During the nine months ending December 31, 2015, Mr. Kill earned $1.2 million in total compensation. This includes $742,000 in salary and bonus payments.

•	Equity awards made to Mr. Kill were not performance based but time vested.

•	The Minneapolis/St. Paul Business Journal identified Mr. Kill as one of the most overpaid executives in the Minneapolis area.

•	Mr. Kill’s allies approved his excessive compensation when the funds could have been put to R&D and other productive business purposes to define a competitive strategy going forward.

•	Despite my opposition, the Compensation Committee comprising of former Uroplasty directors, approved the CEO’s pay using a compensation peer group that includes companies with market capitalization that are approximately 27X greater than Cogentix and with revenue as high as $250 million.

The independent proxy advisory firm, ISS, stated: “Shareholders should continue to monitor compensation practices, and would expect executive compensation to be more strongly performance-based going forward.”

We can no longer wait on the sidelines. The company is in desperate need of highly qualified, proven directors that can work to guide the company to unlock shareholder value.

VOTE THE GREEN PROXY CARD TODAY TO PROPERLY CHECK MR. KILL’S OUTSIZED COMPENSATION

EVERY VOTE MATTERS – VOTE THE GREEN PROXY CARD TODAY

This is why I am proposing to elect director nominees Howard I. Zauberman and James A. D’Orta to the board of directors of the Company to serve until the 2019 annual meeting of stockholders. I have also proposed myself as a director nominee, which matches the recommendation of Cogentix, despite lengthy attacks on me personally.

I strongly believe that these candidates bring a deep understanding of the dynamics of the market place and can institute a system of checks and balances to ensure that compensation and other corporate governance actions are fairly considered and made in order to promote stockholder value.

I truly believe that significant opportunities to enhance financial performance and stockholder value can be achieved if we have the right governance and leadership team in place.

We look forward to your support at the 2016 Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. NO MATTER HOW MANY SHARES YOU OWN, PLEASE VOTE THE GREEN PROXY CARD TODAY TO BRING QUALIFIED, PROVEN LEADERSHIP TO THE BOARD

Sincerely,

Lewis C. Pell

Additional Information

Lewis C. Pell filed a definitive proxy statement, as amended, and an accompanying proxy card with the Securities and Exchange Commission on May 2, 2016 to be used to solicit proxies in connection with the 2016 Annual Meeting of Stockholders (including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof) (the “2016 Annual Meeting”) of Cogentix Medical, Inc. (the “Company”). Information relating to the participants in such proxy solicitation is available in the definitive proxy statement, as amended, filed by Mr. Pell with the Securities and Exchange Commission on May 2, 2016 and in any further amendments to that definitive proxy statement. Stockholders are advised to read the definitive proxy statement, as amended, and other documents related to the solicitation of stockholders of the Company for use at the 2016 Annual Meeting because they will contain important information, including additional information relating to the participants in such proxy solicitation. Mr. Pell’s definitive proxy statement, as amended, and a form of proxy will be mailed to stockholders of the Company. These materials and other materials filed by Mr. Pell in connection with the solicitation of proxies will be available at no charge at the Securities and Exchange Commission’s website at www.sec.gov. The definitive proxy statement, as amended, and other relevant documents filed by Mr. Pell with the Securities and Exchange Commission will also be available, without charge, by directing a request to Mr. Pell’s proxy solicitor, Alliance Advisors LLC, at its toll-free number (855) 835-8312.

Cautionary Statement Regarding Forward-Looking Statements

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Our forward-looking statements are based on our current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.